Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports Revenue Increase of 29% to $4.3 Million
and $2.2 Million of Net Income for Q1 2020

Conference Call and Webcast to be held at 8:00 AM EDT on Tuesday, May 12th

Branford, Connecticut, May 8, 2020 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the first quarter ended March 31, 2020. In addition, the company will host a conference call on Tuesday, May 12th at 8:00 a.m. Eastern Daylight Time to discuss in greater detail its financial condition and operating results for the first quarter of 2020.

Results of operations

Total revenue for the three months ended March 31, 2020 was approximately $4.3 million compared to approximately $3.3 million for the three months ended March 31, 2019, an increase of approximately $1 million, or 28.8%. The increase in revenue represents an increase in lending operations. For the three months ended March 31, 2020, interest income was approximately $2.9 million and net origination fees were approximately $511,000. In comparison, for the three months ended March 31, 2019, interest income was approximately $2.8 million and net origination fees were approximately $365,000. The balance of the increase was attributable to interest on investments and the gain from sale of investments of approximately $544,000 in the aggregate.

Total operating costs and expenses for three months ended March 31, 2020 were approximately $2.1 million compared to $1.3 million for the three months ended March 31, 2019. The increase in operating costs and expenses is primarily attributable to the increase in lending operations. Compared to the 2019 period, in the 2020 period interest expense and amortization of deferred financing costs increased approximately $529,000 due to the increase in the company’s indebtedness from approximately $31.2 million at March 31, 2019 to $56.4 million at March 31, 2020.

Net income for the three months ended March 31, 2020 was approximately $2.2 million, or $0.10 per share, compared to $2.1 million, or $0.13 per share for the three months ended March 31, 2019. The decrease in net income per share was due to the increase in the weighted average number of shares.

Financial Condition

In terms of the company’s overall financial condition, little changed from December 31, 2019. Total assets remained unchanged, liabilities increased approximately $576,000 and shareholders’ equity declined approximately $600,000.

Dividends

In January 2020, the company paid a dividend of $0.12 per share, or $2.65 million in the aggregate, which will be applied to 2020 taxable income. As previously announced, in light of the uncertain outlook for 2020 due to COVID-19, the company has deferred any decision regarding further 2020 dividends until after the end of the second quarter of 2020. The company currently operates and qualifies as a Real Estate Investment Trust (REIT) for federal income taxes and intends to continue to qualify and operate as a REIT. Under federal income tax rules, a REIT is required to distribute a minimum of 90% of taxable income each year to its shareholders and the company intends to comply with this requirement for the current year.

John Villano, CPA, the company’s chief executive and chief financial officer stated: “Overall, I am quite pleased with our first quarter performance. We had a strong start, deploying our capital and increasing our mortgage loan portfolio by approximately $15 million in the first two months alone. However, in response to its impact on the overall business environment and the uncertainty created by COVID-19, in early March, we took immediate action, temporarily putting our growth strategy on hold and focusing on preservation of capital and careful maintenance of our existing portfolio. As a result of tightening our lending criteria, loan originations decreased. While this strategy, may have had an adverse impact on our performance in the short-term, we believe that in the long-term it will help mitigate the effects of the pandemic on our business.”

Investor Conference Call

The company will host a conference call on May 12, 2020 at 8:00 a.m., Eastern Daylight Time, to discuss in greater detail its financial results for the first quarter ending March 31, 2020, as well as its outlook for the balance of 2020 and strategy for dealing with the impact of the COVID-19 pandemic. Interested parties can access the conference call by calling 844-407-9500 for U.S. callers, or 862-298-0850 for international callers. The call will be available on the company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, the company’s Chief Executive and Chief Financial Officer will lead the conference call.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call, through May 26, 2020, and can be accessed by calling: 877-481-4010 for U.S. callers or 919-882-2331 for international callers and entering conference ID: 34742.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2019 filed with the U.S. Securities and Exchange Commission on March 30, 2020. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

SACHEM CAPITAL CORP.
BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(unaudited)	(audited)
Assets
Assets:
Cash and cash equivalents	$1,626,022	$18,841,937
Investments	16,248,958	15,949,802
Mortgages receivable	111,791,663	94,348,689
Interest and fees receivable	1,571,165	1,370,998
Other receivables	116,397	141,397
Due from borrowers	1,092,831	840,930
Prepaid expenses	33,289	24,734
Property and equipment, net	1,359,870	1,346,396
Deposits on property and equipment	35,000	71,680
Real estate owned	7,290,676	8,258,082
Deferred financing costs	16,429	16,600
Total assets	$141,182,300	$141,211,245

Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $2,570,597 and $2,687,190)	$55,592,403	$55,475,810
Mortgage payable	779,963	784,081
Accounts payable and accrued expenses	258,015	249,879
Security deposits held	7,800	7,800
Advances from borrowers	1,233,747	848,268
Deferred revenue	1,280,745	1,205,740
Notes payable	70,501	75,433
Accrued interest	3,398	3,416
Total liabilities	59,226,572	58,650,427

Commitments and Contingencies

Shareholders' equity:

Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-
Common stock - $.001 par value; 100,000,000 shares authorized; 22,117,301
issued and outstanding	22,117	22,117
Paid-in capital	83,802,062	83,856,308
Accumulated other comprehensive loss	(186,260)	(50,878)
Accumulated deficit	(1,682,191)	(1,266,729)
Total shareholders' equity	81,955,728	82,560,818
Total liabilities and shareholders' equity	$141,182,300	$141,211,245

STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended
	March 31,

	2020	2019
Revenue:
Interest income from loans	$2,901,406	$2,751,080
Interest income on investments	97,516	-
Gain on sale of investment securities	446,083	-
Origination fees	511,056	364,717
Late and other fees	14,781	46,497
Processing fees	46,458	34,795
Rental income, net	10,728	25,649
Other income	284,274	117,140
Net gain on sale of real estate	-	7,149

Total revenue	4,312,302	3,347,027

Operating costs and expenses:
Interest and amortization of deferred financing costs	1,149,953	621,048
Professional fees	132,309	88,114
Compensation, fees and taxes	344,493	384,227
Exchange fees	7,273	10,287
Other expenses and taxes	28,703	14,193
Depreciation	16,283	7,503
General and administrative expenses	140,214	165,451
Net loss on sale of real estate	4,460	-
Impairment loss	250,000	-

Total operating costs and expenses	2,073,688	1,290,823

Net income	2,238,614	2,056,204

Other comprehensive loss
Unrealized loss on investment securities	(135,382)	-

Comprehensive income	$2,103,232	$2,056,204

Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.13
Diluted	$0.10	$0.13

Weighted average number of common shares outstanding:
Basic	22,117,301	15,579,126
Diluted	22,117,301	15,579,126

STATEMENTS OF CASH FLOW
(unaudited)

	Three Months
	Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,238,614	$2,056,204
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	116,764	47,076
Depreciation expense	16,283	7,503
Stock based compensation	4,107	4,103
Impairment loss	250,000	-
Loss(gain) on sale of real estate	4,460	(7,149)
Realized gain on short-term marketable securities	(446,083)	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposits	-	12,817
Interest and fees receivable	(200,167)	(649,157)
Other receivables	25,000	25,000
Due from borrowers	(778,324)	(92,045)
Prepaid expenses	(8,555)	(70,512)
Deposits on property and equipment	36,680	(37,881)
(Decrease) increase in:
Accrued interest	(18)	19,501
Accounts payable and accrued expenses	8,136	(187,820)
Deferred revenue	75,005	(31,014)
Advances from borrowers	385,479	69,438
Total adjustments	(511,233)	(890,140)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,727,381	1,166,064

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments and marketable securities	(17,417,059)	-
Proceeds from the sale of investments and marketable securities	17,428,603	-
Proceeds from sale of real estate owned	1,090,236	124,808
Acquisitions of and improvements to real estate owned	(377,289)	(362,776)
Purchase of property and equipment	(29,757)	(141,924)
Principal disbursements for mortgages receivable	(28,675,048)	(12,827,043)
Principal collections on mortgages receivable	11,758,497	8,481,663
NET CASH USED FOR INVESTING ACTIVITIES	(16,221,817)	(4,725,272)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	-	19,740,078
Repayment of line of credit	-	(16,576,655)
Proceeds from notes sold to shareholder	-	1,017,000
Proceeds from bank overdraft	-	117,781
Principal payments on mortgage payable	(4,118)	(290,984)
Principal payments on notes payable	(4,932)	-
Dividends paid	(2,654,076)	(2,624,566)
Costs in connection with ATM	-	2,227,716
Financing costs incurred	(58,353)	(12,113)
Proceeds from mortgage payable	-	76,485
Prepayment of mortgage payable	-	795,000

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,721,479)	4,469,742

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(17,215,915)	910,534

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	18,841,937	158,859

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,626,022	$1,069,393

SACHEM CAPITAL CORP.
STATEMENTS OF CASH FLOW (Continued)
(unaudited)

	Three Months
	Ended March 31,
	2020	2019

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
INFORMATION
Taxes paid	$-	$-
Interest paid	$1,033,189	$573,670

SUPPLEMENTAL INFORMATION-NON-CASH
Dividends declared and payable	$-	$-

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and   and other fees receivable, during the period ended March 31, 2019 amounted to $1,962,669.